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                                     EXHIBIT

                                     4.3(a)


                     Form of Employee Incentive Stock Option

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                              M.D.C. HOLDINGS, INC.
                         EMPLOYEE EQUITY INCENTIVE PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT is made on and as of ______________________, 19___ (the "Date of Grant") between M.D.C. HOLDINGS, INC., a Delaware corporation (the "Company"), and _______________________ (the "Participant") pursuant to the provisions of the Company's Employee Equity Incentive Plan (the "Plan"). The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Capitalized terms not otherwise defined in this Agreement shall have the meaning specified in the Plan.

SECTION 1.1 - OPTION

     "Option" shall mean the incentive stock option to purchase Common Stock, $.01 par value (the "Common Stock"), of the Company granted under this Agreement.

SECTION 1.2 - TERMINATION OF EMPLOYMENT

     "Termination of Employment" shall mean the time when the employee-employer relationship between the Participant and the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement but excluding terminations where there is a simultaneous re-employment by the Company or a Subsidiary.

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                                   ARTICLE II

                                 GRANT OF OPTION

SECTION 2.1 - GRANT OF OPTION

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, on the date hereof, the Company irrevocably grants to the Participant the option to purchase any part or all of an aggregate of ____________________ shares of its Common Stock upon the terms and conditions set forth in this Agreement.

SECTION 2.2 - PURCHASE PRICE

     The purchase price of the shares of Common Stock covered by the Option shall be $__________ per share without commission or other charge.

SECTION 2.3 - NO RIGHT TO CONTINUED EMPLOYMENT

     Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without good cause.

SECTION 2.4 - ADJUSTMENTS IN OPTION

     In the event that the outstanding shares of the Common Stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares, rights offering, issuance of warrants or otherwise, the Committee shall make a reasonable, appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Participant's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding off of share quantities or prices) and with any necessary corresponding adjust-ment in the price per share of the shares of Common Stock covered by the Option. Any such adjustment made by the Committee shall be final and binding upon the Participant, the Company and all other interested persons.


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                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY

     (a) The Option shall not become exercisable in whole or in part prior to the expiration of the six-month period commencing after the Date of Grant.

     (b) Subject to the other provisions of this Section 3.1, the Option granted hereunder shall be exercisable in whole or in part as follows:

          (i) 33 1/3% of the shares covered by the Option on __________, 199_;
     (ii) an additional 33 1/3% of the shares covered by the Option on __________, 199_; (iii) and the remaining 33 1/3% of the shares covered by the Option on _________, 199_.

     (c) Notwithstanding any other provisions of this Section 3.1, the Option shall not be exercisable unless the holder thereof shall have been an Employee of the Company or a Subsidiary for a period of at least six months prior to such exercise; provided, however, that a Participant need not be an Employee at the time of exercise.

SECTION 3.2 - DURATION OF EXERCISABILITY

     The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

SECTION 3.3 - EXPIRATION OF OPTION

     The Option may not be exercised to any extent by anyone after the first to occur of the following events:

          (a) The expiration of three months from the date of the Participant's Termination of Employment for any reason other than the Participant's death or Disability; or

          (b) The expiration of one year from the date of the Participant's Termination of Employment by reason of the Participant's death or Disability; or

          (c)  The expiration of six years from the Date of Grant; or


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          (d)  The date of the Participant's Termination of Employment if such
     Termination of Employment was for cause as reasonably determined by the Board.

SECTION 3.4 - ACCELERATION OF EXERCISABILITY

          (a) Notwithstanding Sections 2.4, 3.1(b) and 3.1(c) but subject to Sections 3.1(a), 3.4(c) and 3.4(d), the Option, or any portion thereof, granted under this Agreement that is not yet exercisable shall become exercisable immediately prior to the occurrence of a merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company (each, a "Transaction"). At least ten days prior to the effective date of such Transaction, the Company shall give the Participant holding the Option notice of such event if the Option has not been fully exercised. During this ten-day period, the Participant electing to exercise his or her Options shall comply with all of the requirements of Sections 4.3 and 4.4 of this Agreement. In the event that such Transaction becomes effective, the Option so exercised shall be deemed to have been exercised immediately prior to the effective date of such Transaction. In the event that such Transaction fails to transpire, the Participant's election under this paragraph shall be of no effect and the Participant's Option shall remain subject to the restrictions to which it was originally subject.


          (b) In the event that a Transaction occurs, the Option, or any portion thereof, that is not exercised prior to the occurrence of a Transaction shall be cancelled, and the Participant holding such cancelled Option shall receive in exchange therefor a cash payment equal to the greater of (i) the Fair Market Value (as determined under Section 1.13 of the Plan) of a share of Common Stock measured on the date immediately prior to such Transaction less the per share exercise price set forth in the Participant's Option, multiplied by the number of shares of Common Stock purchasable under the Option; or (ii) the fair market value, as determined by the Board in its reasonable discretion, of the cash, securities or other consideration into which a share of Common Stock is to be exchanged pursuant to the Transaction, less the exercise price set forth in the Participant's Option, multiplied by the number of shares of Common Stock purchasable under the Option.

          (c) Notwithstanding the foregoing, Options that are not exercisable on the date of a Transaction shall only become exercisable as described in subsection (a) hereof or cancelled and settled for cash or other consideration as described in subsection (b) hereof to the extent that such exercise and issuance of shares of Common Stock or payment with respect to the Participant continues to be deductible by the Company pursuant to
     Section 280G of the Code. All determinations in applying this Section 3.4 shall be made by the Board in its reasonable discretion, and all such determinations shall be final and binding on the Participant, the Company and any interested party.


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          (d)  Notwithstanding the foregoing, no such acceleration of exercisability described in subsection (a) hereof or cancellation and settlement described in subsection (b) hereof shall take place if:

               (i)  The Participant's Option becomes unexercisable under
          Section 3.3; or

               (ii) In connection with a Transaction, provision is made for an assumption of the Participant's Option or a substitution therefor of a new Option by the resulting or acquiring corporation or a parent or subsidiary of such corporation under similar terms and conditions as reflected in this Agreement.

                                   ARTICLE IV

                               EXERCISE OF OPTION

SECTION 4.1 - PERSON ELIGIBLE TO EXERCISE

     During the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof. After the death of the Participant, any exercisable portion of the Option may, prior to the time when such portion expires or becomes unexercisable under Sections 3.3 or 3.4, be exercised by his personal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution.

SECTION 4.2 - PARTIAL EXERCISE

     Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Sections 3.3 or 3.4; provided, however, that each partial exercise shall be for not less than 100 shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

SECTION 4.3 - MANNER OF EXERCISE

     The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Director of Stockholder Relations of all of the following prior to the time when the Option or such portion becomes unexercisable under Sections
3.3 or 3.4:

          (a) Notice in writing signed by the Participant or other person then entitled to exercise the Option or portion, stating that the Option or portion is exercised, such notice complying with all applicable rules established by the Committee and in such form as determined by the Secretary of the Company; and


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          (b)  (i)  Full payment (by check) for the shares with respect to which the Option or portion is thereby exercised; or

               (ii) Full payment by delivery to the Company of shares of the Common Stock owned by the Participant duly endorsed for transfer to the Company by the Participant or other person entitled to exercise the Option or portion thereof, with a Fair Market Value on the date of delivery equal to the purchase price of the shares with respect to which such Option or portion thereof is thereby exercised; or

               (iii) Full payment in any other form approved by the Committee, consistent with applicable law and the Plan; or

               (iv) Any combination of the consideration provided in the foregoing subsections (i), (ii) and (iii); and

          (c) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 4.4 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

          (a) The Common Stock shall not be issued in respect of the Option granted hereunder unless the exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall comply with all relevant provisions of law, including the law of the Company's state of incorporation, the Securities Act, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of the Company's counsel with respect to such compliance.

          (b) The Plan, this Agreement and the grant and exercise of the Option to purchase shares of Common Stock hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the written opinion of counsel for the Company, be required.

SECTION 4.5 - RIGHTS AS STOCKHOLDER

     The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to the holder.


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                                    ARTICLE V

                                OTHER PROVISIONS

SECTION 5.1 - ADMINISTRATION

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee reasonably and in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement, excepting those rights and duties that may only be performed by a Committee of Disinterested Directors under Rule 16b-3 of the Exchange Act.

SECTION 5.2 - OPTION SUBJECT TO TERMS OF PLAN

     This Option Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. Any inconsistency between this Option Agreement and the Plan shall be resolved in favor of the Plan.


SECTION 5.3 - OPTION NOT TRANSFERABLE

     Neither the Option nor any interest or right therein or part thereof shall be subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.3 shall not prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 5.4 - NOTICES

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Director of Stockholder Relations, and any notice to be given to the Participant shall be addressed to the Participant at the address given beneath his


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signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when (i) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service,
(ii) upon deposit with a private overnight delivery service guaranteeing next day service, or (iii) upon receipt of a facsimile indicating confirmation of receipt.

SECTION 5.5 - TAX WITHHOLDING

     The Company shall be entitled to require payment or deduction from other compensation payable to the Participant of any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of the Option or any portion thereof. The Participant may elect to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. If the Participant elects to advance such sums directly, written notice of that election shall be delivered on or prior to such exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment by check of such sums for taxes shall be delivered within two days after the date of exercise. If the Participant elects to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld, the value of the shares of Common Stock to be withheld (or returned as the case may be) will be equal to the Fair Market Value of such shares on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). An election by the Participant to have shares of Common Stock withheld for this purpose will be subject to the following restrictions: (1) the election must be made on or prior to the Tax Date; (2) the election must be irrevocable; (3) the election shall be subject to the disapproval of the Committee; and (4) if the Participant is an officer of the Company within the meaning of Section 16 of the Exchange Act, the election shall be subject to such additional restrictions as the Committee may impose in an effort to secure the benefits of any regulations thereunder. The Committee shall not be obligated to issue shares to the Participant upon exercise of the Option or portion thereof until such payment has been received or shares have been so withheld, unless withholding (or offset against a cash payment) as of or prior to the date of such exercise is sufficient to cover all such sums due or which may be due with respect to such exercise.

SECTION 5.6 - LOANS

     The Committee may, in its discretion, extend one or more loans to the Participant in connection with the exercise or receipt of outstanding Options granted under this Plan. The terms and conditions of any such loan shall be set by the Committee and may include, in the Committee's discretion, loans that are secured, unsecured, recourse or nonrecourse.


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SECTION 5.7 - COMPLIANCE WITH RULE 16b-3

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Agreement are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan, this Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

SECTION 5.8 - TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.9 - CONSTRUCTION

     This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have caused this Option Agreement to be executed to be effective as of the Date of Grant.

                              M.D.C. HOLDINGS, INC.



                              By:_________________________________
                                   Name:__________________________
                                   Title:_________________________


                              ____________________________________
                              Employee's Signature

                              ____________________________________
                              Print Name

                              ____________________________________
                              ____________________________________
                              Home Address

                              ____________________________________
                              Social Security Number


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